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                                                                     EXHIBIT 4.2

                        HYPOTHECATION/SECURITY AGREEMENT




         THIS HYPOTHECATION SECURITY AGREEMENT ("Security Agreement") is made and entered into as of this 14th day of August, 1996, by Viersen & Cochran Drilling Company, an Oklahoma corporation, with its chief place of business office located at 485 Devon Park Drive, #112, Wayne, Pennsylvania 19087 (hereinafter called "Debtor"), in favor of The Sam K. Viersen, Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994, located at the offices of The Trust Company of Oklahoma, 5727 South Lewis Avenue, Tulsa, Oklahoma 74136 (hereinafter called "Secured Party").

                                  WITNESSETH:

         WHEREAS, UTI Energy Corp., a Delaware corporation, executed a Promissory Note dated on even date herewith ("Note") in favor of Secured Party as partial consideration for the purchase by Utico, Inc., a wholly owned subsidiary of Borrower, from Secured Party of all the outstanding common stock of Debtor (the "Stock Acquisition"); and

         WHEREAS, Debtor executed a Guaranty Agreement dated on even date herewith, guaranteeing Borrower's payment of the Note (the "Guaranty"); and

         WHEREAS, it was a condition to Secured Party's accepting the Note from Borrower and the Guaranty from Debtor that Debtor execute and deliver this Security Agreement, and Debtor has agreed to enter into this Security Agreement;

         NOW, THEREFORE, (i) for and in consideration of the premises and the agreements herein contained, and (ii) for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                                   ARTICLE I

                                 GENERAL TERMS

         Section 1.01 TERMS DEFINED ABOVE. As used in this Security Agreement, the terms "Security Agreement", "Debtor", "Secured Party", "Borrower", "Stock Acquisition", "Guaranty" and "Note" shall have the meanings indicated above.

         Section 1.02 DEFINITIONS CONTAINED IN THE NOTE. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Note shall have the same meanings herein as therein unless the context hereof otherwise requires.

         Section 1.03 CERTAIN DEFINITIONS. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "CODE" shall mean the Uniform Commercial Code as presently in effect in the State of Oklahoma, Title 12A, Sections 1.101-11.105, Sections 1.101-11.108.

         "COLLATERAL" shall have the meaning given such term in Section 2.01 hereof.

         "DEFAULT" shall mean the occurrence of any of the events specified herein or in the Note or the Guaranty as a "default", whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.
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         "EQUIPMENT" shall have the meaning given such term in Section 2.01 hereof.

         "EVENT OF DEFAULT" shall mean the occurrence of any of the events specified in Section 5.01, provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "INDEBTEDNESS" shall mean all obligations and liabilities of any kind owed or to be owed, whether now existing or hereafter arising, by Debtor to Secured Party under the Guaranty.

         "OBLIGATIONS" shall have the meaning given such term in Section 2.02 hereof.

         "SECURITY AGREEMENT" shall mean this Security Agreement, as the same may from time to time be amended or supplemented.

         Section 1.04 TERMS DEFINED IN CODE. All terms used herein, not otherwise defined herein, which are defined in the Code shall have the same meaning herein unless the context otherwise requires.

                                   ARTICLE II

                               SECURITY INTEREST

         Section 2.01 GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in, and a general lien upon all of the equipment described more fully on Exhibit "A" attached hereto, including the proceeds, products, additions to, substitutions for and accessions of any and all of said equipment, excluding, however, any lease payments received in respect of said equipment (collectively the "Collateral").

         Section 2.02 OBLIGATIONS SECURED. The security interest in, and general lien upon, the Collateral is granted to secure the payment of all Indebtedness of Debtor to Secured Party now or hereafter existing under or in connection with the Guaranty and any and all renewals, extensions for any period or rearrangements thereof, and out-of- pocket costs, expenses and reasonable attorneys' fees and collection expenses in accordance with the Guaranty and this Security Agreement ((herein collectively called the "Obligations").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party that:

         Section 3.01 OWNERSHIP AND LIENS. Since the Stock Acquisition, except for the security interest of Secured Party granted in this Security Agreement, Debtor has not granted any security interest in, or otherwise encumbered, the Collateral, and, except for any liens, adverse claims and options existing prior to the Stock Acquisition, Debtor has no knowledge of any other liens, adverse claims or options burdening the Collateral.





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         Section 3.02     SECURED PARTY'S SECURITY INTEREST.  This Security
Agreement creates a valid and binding security interest in the Collateral securing the Obligations. All filings and other actions now or hereafter necessary or desirable by Secured Party on the part of the Debtor to perfect or protect such security interest will be promptly taken by Debtor upon the request of Secured Party.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         From the date hereof and for so long as any part of the Indebtedness is outstanding, Debtor will comply with the covenants contained in this Article IV.

         Section 4.01 TITLE; PROHIBITED LIENS AND FILINGS. Except for the security interest to the Secured Party (or to the extent a security interest existed with respect to the Collateral prior to the Stock Acquisition), Debtor will not pledge, mortgage, otherwise encumber, create or suffer a lien to exist on any of the Collateral. Debtor will not file or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party.

         Section 4.02 DISPOSITION OF COLLATERAL. Debtor may sell, transfer or otherwise dispose of ("Sell") Collateral (excluding for this purpose transfers pursuant to Section 4.08 hereof) having an aggregate Section 4.02 Calculation Amount (hereinafter defined) not in excess of $2,000,000; provided that to the extent the cumulative Section 4.02 Calculation Amount for all Collateral sold pursuant to this Section 4.02 through such date (after giving effect to such Sale) shall exceed the cumulative sales proceeds received by Debtor from such Sales by more than $300,000, Debtor shall have 45 days to restore such relationship (either through the Sale of additional Collateral or by prepaying the Note in an amount equal to the excess over $300,000 (which prepayment shall be considered sales proceeds for purposes of future calculations under this proviso). To the extent Debtor Sells Collateral (other than pursuant to Section 4.08 hereof) having an aggregate Section 4.02 Calculation Amount (hereinafter defined) in excess of $2,000,000, Debtor shall apply the Net Proceeds from such sale(s) (hereinafter defined) to reduce the principal amount of the Note, and, to the extent the cumulative Section 4.02 Calculation Amount for all Collateral sold pursuant to this Section 4.02 through such date (after giving effect to such Sale) shall exceed the cumulative sales proceeds received by Debtor from such Sales by more than $300,000, Debtor shall have 45 days to restore such relationship (either through the Sale of additional Collateral or by prepaying the Note in an amount equal to the excess over $300,000 (which prepayment shall be considered sales proceeds for purposes of future calculations under this proviso). "Section
4.02 Calculation Amount" shall mean the amount set forth opposite such item on Exhibit "A" hereto. "Net Proceeds" shall mean the gross proceeds received by Debtor from such Sale less selling expenses paid to unrelated third parties.
In connection with a Sale of Collateral pursuant to the terms of this Section 4.02, Secured Party agrees to timely provide appropriate releases with respect thereto as may be reasonably requested by Debtor. Except as set forth above or pursuant to Section 4.08, Debtor may not sell, assign or otherwise dispose of any Collateral.

         Section 4.03 TAXES. Debtor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral.





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         Section 4.04     INSPECTION OF COLLATERAL.  Secured Party may from
time to time, and upon request and during regular business hours, inspect the Collateral.

         Section 4.05 EXPENSES. Debtor agrees to pay to Secured Party at Secured Party's offices, all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with protecting Secured Party against the claims or interests of any person against the Collateral (except to the extent such claims or interests relate to events occurring prior to the Stock Acquisition), and in exercising any right, power or remedy conferred by this Security Agreement or by law or in equity. The amount of all such costs and expenses shall be due and payable by Debtor to Secured Party upon submission of documentation evidencing such payment or incurrence by Secured Party.

         Section 4.06 TRANSFER OF LOCATION. No part of the Collateral shall be moved outside the states of Texas, Louisiana, New Mexico, Oklahoma, or Pennsylvania unless Debtor gives written notice of such move, and no part of the Collateral shall be moved outside the 48 contiguous states of the United States without the prior written consent of Secured Party. Each such notice shall include specific legal descriptions to enable the parties to maintain the Secured Party's security interest in such Collateral following such move and shall identify the approximate date upon which the move will occur and the method of transportation. Debtor shall be responsible to ensure that the Collateral that is being moved is insured from any loss during transportation and at the new location. Debtor agrees to timely execute and deliver additional UCC financing statements or other documents that Secured Party may reasonably request as to any of the Collateral which is moved during the term of this Security Agreement to ensure continued perfection of Secured Party's security interest in such Collateral.

         Section 4.07 MAINTENANCE OF COLLATERAL GENERALLY. Debtor will maintain the Collateral in at least the condition, repair and working order as exists on the date of this Security Agreement, ordinary wear and tear excepted.

         Section 4.08 TRANSFER OF COLLATERAL TO AFFILIATES. Debtor may sell, assign or transfer any Collateral to any affiliate of Borrower provided that (i) Secured Party's security interest in the Collateral continues as a first priority security interest therein, and (ii) such affiliate agrees, in writing, to be bound by the terms of this Security Agreement with respect to such Collateral and evidence of such agreement is provided to Secured Party.

         Section 4.09 FURTHER ASSURANCES. Debtor will, from time to time, sign, execute, deliver and file, alone or with the Secured Party, any financing statements, security agreements or other documents and take all further action that may be reasonably requested by Secured Party by way of further assurance to Secured Party of the matters and things herein provided for.

                                   ARTICLE V

                          RIGHTS, REMEDIES AND DEFAULT

         Section 5.01 EVENTS OF DEFAULT. Any of the following events shall be considered an "event of default" under this Security Agreement:

                 (a) default is made in the payment when due of any of the Indebtedness after giving effect to any grace periods therefor; or





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                 (b)      any representation or warranty of Debtor herein is
         determined to be false or misleading in any material respect; or

                 (c) an event of default occurs under the Note or the Guaranty.

         Section 5.02 DEFAULT REMEDIES. Upon the happening and during the continuance of any Event of Default, Secured Party may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, in any manner authorized or permitted under the Code. If any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agrees ten days' prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

         Section 5.03 PROCEEDS. After the happening of any Event of Default and during the continuance thereof, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in Section 9.504 of the Code.

         Section 5.04 DEFICIENCY. This Security Agreement shall not be construed as relieving Debtor from full liability on the Obligations, including any deficiency as a result of the application of any remedy by Secured Party under Section 5.02 and 5.03 hereof.

         Section 5.05 SECURED PARTY'S DUTIES. The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

         Section 5.06 SECURED PARTY'S ACTIONS. Debtor waives any right to require Secured Party to proceed against any person, exhaust any Collateral, or pursue any other remedy in Secured Party's power and waives any and all notice of creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time.

         Section 5.07 CUMULATIVE SECURITY. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Obligations. No security taken hereafter as security for the Obligations





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shall impair in any manner or affect this Security Agreement.  All such present and future additional security is to be considered as cumulative security.

         Section 5.08 CONTINUING AGREEMENT. This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full.

         Section 5.09 CUMULATIVE RIGHTS. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code.

         Section 5.10 EXERCISE OF RIGHTS, ETC. Time shall be of the essence for the performance of any act under this Security Agreement or the Obligations by Debtor, but neither Secured Party's acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         Section 5.13 REMEDY AND WAIVER. Secured Party may remedy any Default without waiving the Default remedied and may waive any Default without waiving any prior or subsequent Default.

         Section 5.14 NON-JUDICIAL REMEDIES. The right of Secured Party to take lawful possession or control of the Collateral upon the occurrence of an Event of Default may be exercised without resort to any court proceedings or judicial process whatever and without any hearing whatever thereon.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.01 CONSTRUCTION. This Security Agreement has been made in and the security interest granted hereby is granted in and each shall be governed by the laws of the State of Oklahoma and of the United States of America, as applicable, in all respects, including matters of construction, validity, enforcement and performance.

         Section 6.02 AMENDMENT AND WAIVER. This Security Agreement may not be amended (nor may any of its terms be waived) except by written instrument signed by the party to be bound thereby.

         Section 6.03 INVALIDITY. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party





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shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

         Section 6.04 SURVIVAL OF AGREEMENTS. All representations and warranties of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

         Section 6.05 SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained by or on behalf of Debtor shall bind Debtor, and Debtor's successors and assigns and shall inure to the benefit of Secured Party, and its successors and assigns.

         Section 6.06 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 6.07 COUNTERPARTS. This Security Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.08 NOTICES. All notices, requests, consents and other communications under this Security Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, if addressed to the respective parties as set forth in the opening paragraph of this Security Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto. Copies of all notices to the Secured Party shall be simultaneously delivered or mailed to Pray, Walker, Jackman, Williamson & Marlar, attention: Donald F. Marlar, Esq., 900 Oneok Plaza, Tulsa, Oklahoma 74103.

         IN WITNESS HEREOF, Debtor has caused this instrument to be duly executed as of the date first above written.


                                        VIERSON & COCHRAN DRILLING COMPANY
                                                                        "Debtor"


                                        By:         /s/  VAUGHN E. DRUM
                                           -------------------------------------
                                                  Name:  Vaughn E. Drum
                                                       -------------------------
                                                  Title: President
                                                        ------------------------

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